UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 22, 2025
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-15787			13-4075851
(Commission File Number)			(IRS Employer Identification No.)

200 Park Avenue,	New York,	NY	10166-0188
(Address of Principal Executive Offices)			(Zip Code)
(212) 578-9500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.
MetLife, Inc. (the "Company") is furnishing this Current Report on Form 8-K to disclose certain preliminary results and outlook information prior to the availability of the Company’s quarterly earnings release, quarterly financial supplement and outlook materials for the quarter and full year ending December 31, 2025, scheduled for release on February 4, 2026.
Variable Investment Income
Based on preliminary results received to date, for the quarter ending December 31, 2025, the Company estimates that its variable investment income will be approximately $385 million to $435 million (pre-tax), relative to its quarterly target of $425 million (pre-tax) (based on full-year 2025 guidance of approximately $1.7 billion (pre-tax)). Variable investment income includes private equity, real estate and other funds and prepayment fees.
Based on preliminary results received to date, for full year 2025, the Company anticipates a return on its private equity investment portfolio of approximately 7.7%. Additionally, for its outlook in 2026, the Company will incorporate an assumed 9% annual return on its private equity portfolio, which would contribute to $1.6 billion (pre-tax) of total estimated variable investment income for full year 2026. Further, the Company anticipates variable investment income asset balances will decrease over the near term (one to three years).
Capital Management
The Company’s first priority for capital deployment is to support organic growth opportunities, with an estimated total of $4 billion deployed in 2025, and an additional approximately $1 billion in 2025 to support merger and acquisition activity, including funding for the expected closing of the Company’s previously announced acquisition of PineBridge Investments. For the full year 2025, the Company expects its total common stock repurchases will be approximately $2.85 billion, including approximately $430 million in the quarter ending December 31, 2025. The Company anticipates a similar level of common stock repurchases in 2026.
Forward-Looking Statements and Other Information
The preliminary financial information presented above for the quarter and full year ending December 31, 2025, is estimated and unaudited and has been prepared in good faith on a basis consistent with prior periods based on information available to management as of the date hereof; however, we have not completed our financial closing procedures for the quarter ending December 31, 2025, and our actual results could be materially different from these preliminary financial results. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. In addition, these preliminary financial results are not necessarily indicative of the results to be achieved in any future period. The Company’s outlook relies on the accuracy of its assumptions about future economic and business conditions, which can be affected by known and unknown risks, uncertainties and other factors. The Company continually reviews its assumptions, implements mitigation plans, and takes precautions. The Company may revise its outlook as it obtains more information regarding economic conditions, regulatory changes, and other events, and the impact of these events on its business operations, investment portfolio, derivatives, financial results and financial condition.
The forward-looking statements in this disclosure, which use terms such as “anticipates,” “assumptions,” “estimates,” “expects,” “guidance,” “outlook,” “preliminary,” “target” and “will,” are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife, Inc.’s results could differ materially from those it expresses or implies in forward-looking statements. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved.
As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Adrienne O’Neill
	Name:	Adrienne O’Neill
	Title:	Executive Vice President and Chief Accounting Officer
Date: December 22, 2025
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